                                                                 (EXHIBIT 10.01)



                          SECOND AMENDED AND RESTATED

                             EMPLOYMENT AGREEMENT





          SECOND AMENDED AND RESTATED EMPLOYMENT AGREEMENT dated as of July 18, 1991, as initially amended and restated in full as of December 30, 1994 and subsequently further amended and restated in full as of December 2, 1997, by and between AMBAC FINANCIAL GROUP, INC., a Delaware corporation (the "COMPANY"), and PHILLIP B. LASSITER (the "EXECUTIVE").



          WHEREAS, the Company and the Executive originally entered into this Agreement as of July 18, 1991 providing for the Executive to be employed by the Company as its Chairman and Chief Executive Officer upon the terms and conditions set forth in such original agreement, the Executive's positions having subsequently been enlarged to include President of the Company; and



          WHEREAS, the Company and the Executive amended and restated this Agreement in its entirety as of December 30, 1994 in order to reflect certain amendments to the terms thereof; and



          WHEREAS, the Company and the Executive have agreed to amend this Agreement further, principally to conform to certain terms set forth in Amended and Restated Management Retention Agreements between the Company and certain of its senior officers, and to restate this Agreement in its entirety;



          NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto hereby agree as follows (capitalized terms used herein without definition shall have the meanings ascribed to such terms in Section 12 below):



          1.  EMPLOYMENT AND DUTIES.



          (a) EFFECTIVE DATE. The effective date of this Agreement (the "EFFECTIVE DATE") was July 18, 1991, such date being the date of the consummation of the "Equity Offerings," as such term is defined in Registration Statement No. 33-40306 on Form S-1 of the Company.



          (b) GENERAL. The Company hereby continues the employment of the Executive, and the Executive agrees upon the terms and conditions herein set forth to continue to serve, as the Chairman, President and Chief Executive Officer of the Company. In addition, the Executive shall continue to serve as the Chairman, President and Chief Executive

Second Amended and Restated
Employment Agreement

Officer of Ambac Assurance Corporation, a Wisconsin corporation that is a wholly-owned subsidiary of the Company ("AMBAC ASSURANCE"). The Executive shall devote his full-time working hours and best efforts to his duties hereunder. The Company agrees to nominate the Executive for election to its Board of Directors (the "BOARD") as a member of the management slate at each annual meeting of stockholders (or if the members of the Board are divided into classes pursuant to Section 141(d) of the Delaware General Corporation Law, at each annual meeting of stockholders at which the Executive's director class comes up for election) during his employment hereunder. The Executive agrees to serve on the Board if elected. In addition, the Executive agrees to serve, if requested by the Board, as an officer or director of any subsidiary or affiliate of the Company at no additional compensation.



          2. TERM OF EMPLOYMENT. The term of the Executive's employment under this Agreement (the "TERM") commenced on the Effective Date and initially continued until the second anniversary of the Effective Date. Starting with the day following the Effective Date the Term has been extended, and, continuing until the date the Executive's employment is terminated in accordance with the terms of this Agreement, the Term shall continue to be so extended, on a daily basis to continue until the second anniversary of the date of such extension, provided, however, that (i) the Company or the Executive may give the other notice that it does not wish to extend the Term beyond two years from the date of such notice, and (ii) unless the Company shall specify in writing to the contrary, the Term shall not extend past the Executive's sixty-fifth birthday. Notwithstanding the preceding sentence, upon the occurrence of a Change in Control, the Term shall be extended and shall at any time be considered to continue until the later of (x) the third anniversary of the Change in Control and (y) the date determined in accordance with the preceding sentence. Nothing in this Section 2 shall limit the right of the Company to terminate the Executive's employment hereunder on the terms and conditions set forth in
Section 4.



          3. COMPENSATION AND OTHER BENEFITS. Subject to the provisions of this Agreement, the Company shall pay and provide the following compensation and other benefits to the Executive during the Term as compensation for services rendered hereunder:



          (a) SALARY. The Executive's rate of salary (the "SALARY") was initially $410,000 and has subsequently been increased to $530,000. The Salary is payable in substantially equal installments at such intervals (not less frequently than monthly) as may be determined by the Company in accordance with its payroll practices as established from time to time. The Compensation and Organization Committee of the Board (or any successor thereto) (the "COMMITTEE") shall periodically review and may increase, but not decrease, the Executive's Salary as in effect at the time of such review.

Second Amended and Restated
Employment Agreement

          (b) BONUS. The Executive shall participate for each calendar year in a bonus arrangement pursuant to which he shall be eligible to earn an annual bonus, based on the Company's achieving certain performance goals which the Committee shall establish. For each such year, the bonus arrangement will provide that, in the event that target performance goals are achieved, the bonus for such year shall be no less than 70% of the Executive's Salary for such year (the "TARGET BONUS") and may provide for a bonus greater or less than the Target Bonus in the event the target performance goals for such year are exceeded or are not met in full. The form of payment of the Executive's bonus (whether in cash, in awards under the Company's 1997 Equity Plan, as the same may be amended from time to time, or any successor thereto (the "EQUITY PLAN"), in a combination of cash and such awards or in some other form), and the value to be attributed to any non-cash component of the bonus, will be determined by the Committee in its discretion.



          (c) LONG-TERM INCENTIVE COMPENSATION. The Executive's long-term incentive compensation awards, whether under the Equity Plan or any other plan or program of the Company, shall be determined by the Committee in its discretion.



          (d) EXPENSES. The Company shall reimburse the Executive for reasonable travel and other business related expenses incurred by him in performance of the business of the Company. In addition, the Company shall reimburse the Executive for the annual membership fees of one golf club and one luncheon club.



          (e) PENSION, WELFARE AND FRINGE BENEFITS.



          (i) GENERAL. The Executive shall participate in each pension, welfare, life insurance, health, disability and other fringe benefit plan or program maintained by the Company for its executive officers in accordance with the terms thereof.



          (ii) PARTICIPATION IN RETIREMENT PLAN. The Executive participates, and shall continue to participate, in the Company's Pension Plan (the "RETIREMENT PLAN") or any successor plan thereto and has received service credit under the Retirement Plan, in accordance with the terms thereof, for periods of service with Citibank, N.A. and its affiliates for which he received credit under The Retirement Plan of Citibank, N.A. and its affiliates (the "CITIBANK PLAN"), it being understood that under the terms of such plans amounts paid under the Citibank Plan shall reduce the amounts payable from the Retirement Plan.



          (iii) SUPPLEMENTAL RETIREMENT BENEFITS. Provided that the Executive remains in the employ of the Company or its affiliates until at least the age at which he becomes

Second Amended and Restated
Employment Agreement
     eligible for early retirement under the terms of the Retirement Plan (or, if earlier, until termination of his employment by reason of death or Disability, the Company will pay the Executive, commencing at the time payment of benefits under the Retirement Plan commences (or, if earlier, commencing as of the first month following termination of the executive's employment by reason of death or Disability), an annual supplemental retirement benefit (the "ASRB") determined by the formula "ASRB = X - (Y +
     Z)", where "X", "Y" and "Z" are defined as follows:



          "X" equals the annual amount that would be payable under the Retirement Plan to the Executive commencing at his retirement (or earlier termination of employment due to death or Disability) determined as though (A) the provisions of the Retirement Plan in effect on December 31, 1991 had remained in effect through such retirement or earlier termination, (B) the Executive's bonus compensation (including cash bonus and any restricted stock or stock units awarded in lieu of cash (any such stock and units to be considered to have the value attributed thereto by the Committee as provided in Section 3(b)), but excluding the value of any stock options) were taken into account in computing the benefit payable thereunder, and (C) such benefit were calculated without giving effect to the limitations provided for in Sections 401(a)(17) and 415 of the Internal Revenue Code of 1986, as amended (the "CODE"), or any successor provisions thereto.



          "Y" equals the aggregate annual benefits payable to the Executive under any qualified or nonqualified defined benefit retirement plan or arrangement maintained by the Company or any of its subsidiaries or affiliates.



          "Z" equals an annual amount that is the actuarial equivalent of the excess, if any of:



                 (A) the aggregate amount of employer contributions that would have been contributed to the Executive's account under the Company's Savings Incentive Plan or any successor plan thereto (the "SIP") through the date of the Executive's retirement (or earlier termination of employment due to death or Disability), determined pursuant to the terms of the SIP and any such other plans or arrangements as in effect from time to time, over



               (B) the amount of employer contributions that would have been so contributed to the Executive's account under the SIP determined

Second Amended and Restated
Employment Agreement
               pursuant to the terms of the SIP in effect on December 31, 1991,



          in each such case calculated on the assumptions:


               (a) that Section 401(a)(17), 402(g) and 415 of the Code did not apply and that the Executive's annual contributions would not be limited by operation of the actual deferral percentage or actual contribution percentage tests under Sections 401(k) and (m), respectively, of the Code, and



               (b) that the Executive had deferred 6% of his salary under the SIP,



          all such amounts to be credited with interest from December 31 of the year in respect of which any such contribution would have been made to the date of the Executive's retirement or other termination of employment at a rate equal to the applicable long-term federal rate compounded semiannually, such rate to be adjusted annually on the first day of each calendar year to reflect the rate then in effect. For this purpose, actuarial equivalence shall be determined using the actuarial assumptions used in the valuation of the required minimum contribution to the Retirement Plan under Section 412 of the Code for the plan year in which the Executive retires or otherwise terminates employment.



     The ASRB shall be determined and paid on the basis of the same payment alternative that the Executive shall have elected under the Retirement Plan.



          4.  TERMINATION OF EMPLOYMENT.



          This Section 4 sets forth the provisions that will apply generally upon a termination of the Executive's employment with the Company. Special provisions that will apply in the event of a Change in Control are set forth at
Section 5 below.



          (a) TERMINATION FOR CAUSE; RESIGNATION WITHOUT GOOD REASON.



          (i) RIGHTS ON TERMINATION. If, prior to the expiration of the Term, the Executive's employment is terminated by the Company for Cause, or the Executive resigns from his employment hereunder other than for Good Reason, the Executive shall be entitled to payment of his Salary accrued through the date of such termination or resignation, plus any other accrued but unpaid benefits or compensation (including any accrued but unpaid bonus compensation in respect of a year prior to the year in which such termination or resignation

Second Amended and Restated
Employment Agreement
occurs), provided, however, that the Executive shall not be entitled to any bonus compensation pursuant to Section 3(b) in respect of the year in which such termination or resignation occurs. Except as may be provided under the terms of any applicable grants to the Executive under the Stock Plan or any amended or successor plan thereto, the Executive shall have no right under this Agreement or otherwise to receive any other compensation, or to participate in any other plan, arrangement or benefit, with respect to future periods after such termination or resignation of Employment.



          (ii) NOTICE OF TERMINATION OR RESIGNATION. Termination of the Executive's employment for Cause shall be communicated by delivery to the Executive of a copy of a resolution duly adopted by the affirmative vote of not less than a majority (or, following a Change in Control, not less than three-fourths) of the entire membership of the Board at a meeting of the Board called and held for such purpose (after reasonable notice to the Executive and reasonable opportunity for the Executive, together with the Executive's counsel, to be heard before the Board prior to such vote), finding that in the good faith opinion of the Board an event constituting Cause for termination in accordance with Section 10(a) has occurred and specifying the particulars thereof (a "NOTICE OF TERMINATION"). If the event constituting Cause for termination is of a type specified in clause (i) or clause (iii) of the definition of Cause set forth in Section 12, the Executive shall have 20 business days from the date of receipt of such Notice of Termination to effect a cure of the event described therein and, upon cure thereof by the Executive to the reasonable satisfaction of the Company, such event shall no longer constitute Cause for purposes of this Agreement.



          (b) TERMINATION WITHOUT CAUSE; RESIGNATION FOR GOOD REASON.



          (i) SEVERANCE AMOUNT. If, prior to the expiration of the Term, the Executive's employment is terminated by the Company without Cause, or the Executive resigns from his employment hereunder for Good Reason, the Company shall pay to the Executive his Salary accrued up to and including the date of such termination or resignation, plus a pro rata portion (based on the number of days elapsed prior to such termination or resignation) of the Target Bonus for the year in which such termination or resignation occurs, plus any other accrued but unpaid benefits or compensation. In addition, the Company shall pay to the Executive the Severance Amount (as hereinafter defined) over a two-year period commencing with the date of such termination or resignation (the "SEVERANCE PERIOD"). As used herein, the "SEVERANCE AMOUNT" shall mean the product of "A" times "B" where "A" equals the number of years (including any fraction thereof, based on 365 days per year) remaining in the Term as of the date of such termination or resignation, and "B" equals the sum of the Salary as in effect on the date of such termination or resignation and the Executive's Target Bonus for the year in which such termination or resignation occurs (or if

Second Amended and Restated
Employment Agreement
the Executive's Target Bonus has not yet been determined for such year, his Target Bonus for the immediately preceding year) (such sum, which shall be not less than 170% of such Salary, is referred to as the "REFERENCE AMOUNT"). The Severance Amount shall be payable in equal monthly installments over the Severance Period and each such installment shall be subject to regular payroll deductions.



          (ii) BENEFITS UNDER THE STOCK PLAN. In the event of the Executive's termination or resignation as provided in this Section 4(b), the Executive shall be fully vested in all stock options, restricted stock, restricted stock units and any other awards theretofore awarded to him under the Company's 1991 Stock Incentive Plan, as amended, the Equity Plan, or any successor thereto.



          (iii) OTHER BENEFITS. In the event of the Executive's termination or resignation as provided in this Section 4(b), the Executive shall also be entitled to the following benefits:



          (A) For purposes of calculating the Executive's benefit under the Retirement Plan, the Executive shall receive an additional two years of credited service. In addition, for all purposes under the Retirement Plan, including for purposes of benefit calculations, the Executive shall be treated as having retired from service with the Company, rather than as a "terminated vested" employee.



          (B) Within five business days following the Termination Date, the Company shall make a lump sum payment to the Executive equal to the amount that the Company would have contributed for the Executive's account under the SIP in respect of the two years following the Termination Date, based on (A) the formula for determining employer contributions in effect on the Termination Date and (B) the Salary (and, if such formula takes account of bonus compensation, the Target Bonus) used for purposes of determining the Reference Amount, and calculated without giving effect to the limitations provided for in Sections 401(a)(17) and 415 of the Code, or any successor provisions thereto.



          (C) Within five business days following the Termination Date the Executive shall receive a lump sum payment of his account balance as of the Termination Date under any nonqualified plan maintained by the Company or any of its Affiliates to provide benefits in excess of those permitted under the Code to be provided by the SIP. (It is understood that no such plan exists as of the date of this Agreement.). The Company shall remain obligated to pay to the Executive or his beneficiaries any benefits to which he or they may be entitled under any nonqualified plan maintained by

Second Amended and Restated
Employment Agreement
     the Company or any of its Affiliates to provide benefits in excess of those permitted under the Code to be provided by the Retirement Plan (including without limitation benefits under the Company's Excess Benefit Plan and Supplemental Retirement Plan or any successors to such plans, and the ASRB provided for in Section 3(e) of this Agreement); such payments shall be made in accordance with the terms of such plans, and benefits thereunder shall take account of the two years of additional credited service provided for in clause (ii) above.



             (D) During the Severance Period, the Executive and his dependents, if any, shall continue to participate (at no greater expense to them than was the case for such coverage prior to his termination) in the employee benefit arrangements described in Section 3(e)(i) above, provided, however, that such benefits shall cease to the extent the Executive begins coverage under plans of a subsequent employer.



             (E) At the end of the Severance Period, the Executive and his family shall be entitled for the remainder of his life to retiree medical and dental benefits under the applicable plans and programs of the Company as if he retired on the last day of the Severance Period, with such benefits to commence immediately at the end of the Severance Period and with the amount of contribution by the Executive to be no greater than that of any other employee of the Company who had retired on the last day of the Severance Period (it being understood and agreed that contribution rates may be changed, and the terms of such benefits may be modified, to the extent permitted under the relevant plans, from those in effect on the date hereof).



             (F) During the Severance Period, the Company shall provide the Executive with appropriate individual outplacement services and financial planning at the Company's expense.



             (G) The Executive shall receive all amounts due to him under any compensatory plan or arrangement of the Company and not specifically addressed above, in accordance with the terms of the relevant plan or arrangement.



Anything herein to the contrary notwithstanding, the Company shall have no obligation to continue to maintain during the Severance Period any plan or program solely as a result of the provisions of this Agreement. If, during the Severance Period, the Executive is precluded from participating in a plan or program by its terms or applicable law or if the Company for any reason ceases to maintain such plan or program, the Company shall provide the Executive with compensation or benefits the aggregate value of which is no less than the aggregate value of the compensation or benefits that the Executive would have received under such plan or

Second Amended and Restated
Employment Agreement
program had he been eligible to participate therein or had such plan or program continued to be maintained by the Company.



          (iv) OFFSET PROVISIONS. In the event of any termination of the Executive's employment, the Executive shall be under no obligation to seek other employment or otherwise to mitigate damages resulting from his termination of employment. Nevertheless, subject to Section 5 below, amounts owed to the Executive under Section 4(b)(i) shall be offset by the amount of cash compensation to which the Executive becomes entitled, or which is voluntarily deferred at his request, during the Severance Period, from a Third Party Employer. Promptly upon becoming engaged by a Third Party Employer, the Executive shall provide the Company with written notice of such engagement and shall set forth the terms of his compensation, including any amount of guaranteed or target bonus; within five business days of the receipt of such notice, the Company shall make a lump-sum payment to the Executive equal to the amount that remains due to the Executive under Section 4(b)(i) reduced by the amount of cash compensation to which the Executive is expected to become entitled during the Severance Period from the Third Party Employer (including any amounts which are to be voluntarily deferred at his request) based on the compensation information set forth in his notice to the Company, including therein a pro rata portion (based on the number of days remaining in the Severance Period) of any guaranteed or target bonus. The Company and the Executive shall use their good faith efforts to agree upon the offset amount, but in the event they are unable to agree, the amount proposed by the Executive, and certified by an independent certified public account selected by the Executive, shall control.



          (v) DEATH DURING SEVERANCE PERIOD. In the event of the Executive's death during the Severance Period, the balance of the Severance Amount will be paid to his Beneficiary in a lump sum. "BENEFICIARY" shall mean the person or persons designated by the Executive in writing to the Company to receive payment under this Agreement or, if no such person or persons are designated, the Executive's estate.



          (c) TERMINATION DUE TO DEATH OR DISABILITY. In the event of the Executive's Disability, the Company shall be entitled to terminate his employment. Notwithstanding anything contained in this Agreement to the contrary, if the Executive employment terminates due to death or Disability, any Salary earned by the Executive up to the date of such termination, plus a pro rata portion (based on the number of days elapsed prior to such termination or resignation) of the Target Bonus for the year in which such termination occurs, shall be paid to the Executive or his estate, as the case may be, within 30 days of such termination. All stock options, restricted stock, restricted stock units or other awards awarded to the Executive under the Stock Plan shall be fully vested as of the date of death or termination of employment due to Disability. As used in this Section 4(c), the term

Second Amended and Restated
Employment Agreement

"DISABILITY" shall be defined in the same manner as such term or a similar term is defined in any long-term disability policy maintained by the Company which covers the Executive and is in effect on the date of the Executive's termination of employment with the Company, provided, however, that the Executive shall not be "disabled" for purposes of this Section 4(c) unless he has a physical or mental incapacity that substantially prevents him from performing his duties hereunder, that has continued at least 180 days and that can reasonably be expected to continue indefinitely. Any dispute as to whether or not the Executive is disabled within the meaning of the preceding sentence shall be resolved by a physician reasonably satisfactory to the Executive and the Board, and the determination of such physician shall be final and binding upon both the Executive and the Company.



          5.  CHANGE IN CONTROL PROVISIONS.



          Notwithstanding anything in to the contrary in this Agreement, the provisions of this Section 5 shall apply in the event there is a Change in Control.



          (a) EQUITY AWARDS. Upon the occurrence of a Change in Control, the Executive shall be fully vested in all stock options, restricted stock, restricted stock units and any other awards theretofore awarded to him under the Equity Plan, or any successor thereto, on or after January 1, 1998 provided, however, that if any Person commences a tender offer for shares of the Company's common stock, par value $0.01 per share (the "COMMON STOCK"), which, if successfully completed, would result in a Change in Control, then the Executive shall be fully vested in all such stock options, restricted stock units and any other such awards, and any such awards that by their terms are to be paid or settled by the delivery of shares of Common Stock without the payment of any additional consideration by the Executive shall be so paid or settled, immediately prior to the scheduled expiration of such tender offer, and the Company shall have instituted procedures to enable the Executive, if he so desires, to tender the shares issued upon the exercise of such stock options or delivered in payment or settlement of such restricted stock units or other awards into such offer.



          (b) PAYMENT OF SEVERANCE AMOUNT. If the Executive's employment with the Company is terminated by the Executive for Good Reason or by the Company without Cause, in either case at any time during the period beginning with a Change in Control and ending on the third anniversary thereof, then:



          (i) the Reference Amount shall equal the sum of (X) the Salary in effect on the Termination Date and (Y) the higher of the Target Bonus for the year in which the Termination Date occurs (or if the Executive's Target Bonus has not yet been determined for such year, his Target Bonus for the immediately preceding year) and the

Second Amended and Restated
Employment Agreement
     highest Bonus percentage paid or payable to the Executive at any time prior to his Termination Date times the Salary in effect on the Termination Date; and



          (ii) the Severance Amount shall equal two times the Reference Amount and shall be paid to the Executive by the Company in a lump sum within five business days of the Termination Date.


          (c) NO OBLIGATION TO MITIGATE AND NO OFFSET.  As provided above in
Section 4, upon termination of the Executive's employment, the Executive shall be under no obligation to seek other employment or otherwise to mitigate damages resulting from his termination of employment. In addition, notwithstanding
Section 4(b)(iv) above, if such termination occurs at any time during the period beginning with a Change in Control and ending on the third anniversary thereof, there shall be no offset against amounts due to the Executive under any provision of this Agreement on account of any remuneration to which the Executive becomes entitled from any Third Party Employer or any other Person for whom the Executive subsequently provides services (as an officer, director, employee, independent contractor or otherwise), other than as provided in
Section 4(b)(iii)(D) relating to continuation of benefits coverage.



          (d) NO REDUCTION IN RIGHTS UNDER SECTION 4. Except as otherwise provided in this Section 5, the rights and entitlements of the Executive upon termination of employment incident to or following a Change in Control shall be as provided in Section 4. In particular, nothing in this Section 5 is intended, or shall be construed, to reduce any of the rights and entitlements of the Executive set forth in Section 4.

          6.  CERTAIN ADDITIONAL PAYMENTS BY THE COMPANY.



          (a) Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that any payment or distribution by the Company to or for the benefit of the Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments required under this Section
6) (a "PAYMENT") would be subject to the excise tax imposed by the Code or any interest or penalties are incurred by the Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "EXCISE TAX"), then the Executive shall be entitled to receive an additional payment (a "GROSS-UP PAYMENT") in an amount such that after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

Second Amended and Restated
Employment Agreement

          (b) Subject to the provisions of Section 6(c), all determinations required to be made under this Section 6, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by KPMG Peat Marwick LLP or such other certified public accounting firm as may be jointly designated by the Executive and the Company (the "ACCOUNTING FIRM"), which shall provide detailed supporting calculations both to the Company and the Executive within 15 business days of the receipt of notice from the Executive that there has been a Payment, or such earlier time as is requested by the Company. All fees and expenses of the Accounting Firm shall be borne solely by the Company. Any Gross-Up Payment, as determined pursuant to this Section 6, shall be paid by the Company to the Executive within five days of the receipt of the Accounting Firm's determination. Any determination by the Accounting Firm shall be binding upon the Company and the Executive. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Company should have been made ("UNDERPAYMENT"), consistent with the calculations required to be made hereunder. In the event that the Company exhausts its remedies pursuant to Section 6(c) and the Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of the Executive.



          (c) The Executive shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of the Gross-Up Payment. Such notification shall be given as soon as practicable but no later than ten business days after the Executive is informed in writing of such claim and shall apprize the Company of the nature of such claim and the date on which such claim is requested to be paid. The Executive shall not pay such claim prior to the expiration of the 30-day period following the date on which it gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Executive shall:

          (i) give the Company any information reasonably requested by the Company relating to such claim,

          (ii) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney

Second Amended and Restated
Employment Agreement
     reasonably selected by the Company,

          (iii) cooperate with the Company in good faith in order effectively to contest such claim, and



          (iv) permit the Company to participate in any proceedings relating to such claim;



provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this Section 6(c), the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that if the Company directs the Executive to pay such claim and sue for a refund, the Company shall advance the amount of such payment to the Executive, on an interest-free basis and shall indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.



          (d) If, after the receipt by the Executive of an amount advanced by the Company pursuant to Section 6(c), the Executive becomes entitled to receive any refund with respect to such claim, the Executive shall (subject to the Company's complying with the requirements of Section 6(c)) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the Executive of an amount advanced by the Company pursuant to Section 6(c), a determination is made that the Executive shall not be entitled to any refund with respect to

Second Amended and Restated
Employment Agreement
such claim and the Company does not notify the Executive in writing of its intent to contest such denial of refund prior to the expiration of 30 days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.



          7.  PROTECTION OF THE COMPANY'S INTERESTS.


          (a) CONFIDENTIAL INFORMATION. Except for actions taken in the course of his employment hereunder or as required by law, at no time shall the Executive divulge, furnish or make accessible to any person any information of a confidential or proprietary nature obtained by him while in the employ of the Company. Upon termination of his employment with the Company, the Executive shall return to the Company all such information which exists in written or other physical form and all copies thereof in his possession or under his control.



          (b) EXCLUSIVE SERVICES. During the Term, the Executive shall not directly or indirectly engage in competition with, or own any interest in any business which competes with, any business of the Company or any of its subsidiaries, provided, however, that the provisions of this Section 7 shall not prohibit the Executive's ownership of not more than 5% of the voting stock of any publicly held corporation, and provided, further, that the Executive's covenant under this Section 7(b) shall not apply following termination of his employment following a Change in Control.


          8. REMEDIES. The Executive acknowledges that a breach of any of the covenants contained in Section 7 may result in material irreparable injury to the Company or its Affiliates for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of such breach or threat thereof, the Company shall be entitled, in addition to any other rights or remedies it may have, to obtain a temporary restraining order and/or a preliminary or permanent injunction enjoining or restraining the Executive from engaging in activities prohibited by Section 7. In no event, however, shall an asserted violation of the provisions of Section 7 constitute a basis for deferring or withholding any amounts otherwise payable to the Executive under this Agreement, unless the Company shall have first obtained a final decision, in an arbitration conducted in accordance with Section 11 of this Agreement, finding that the Executive has materially breached the provisions of Section 7.


          9. INDEMNIFICATION. The Company will indemnify the Executive to the fullest extent permitted (including payment of expenses in advance of final disposition of a

Second Amended and Restated
Employment Agreement
proceeding) by the laws of the State of Delaware, as in effect at the time of the subject act or omission, or by the Certificate of Incorporation and By-Laws of the Company, as in effect at such time or on the Effective Date of this Agreement, whichever affords or afforded greatest protection to the Executive, and the Executive shall be entitled to the protection of any insurance policies the Company may elect to maintain generally for the benefit of its directors and officers (and to the extent the Company maintains such an insurance policy or policies, the Executive shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage provided for any Company officer or director), against all costs, charges and expenses whatsoever incurred or sustained by him or his legal representatives at the time such costs, charges and expenses are incurred or sustained, in connection with any action, suit or proceeding to which he may be made a party by reason of his being or having been a director, officer or employee of the Company or any subsidiary thereof, or his serving or having served any other enterprise as a director, officer or employee at the request of the Company.

          10. LIMITATION OF LIABILITY. The Company hereby represents that, as of the Effective Date, its Certificate of Incorporation and By-Laws provide the Executive with the maximum limitation on his liability permitted by the laws of the State of Delaware and the Company agrees that during the Term it will amend its Certificate of Incorporation and By-Laws, to the extent necessary, to provide the Executive the maximum limitation on his liability permitted by such laws.


          11.  ARBITRATION.



          (a) Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in New York, New York in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction; provided, however, that the Executive shall be entitled to seek specific performance of the Executive's right to be paid until the Termination Date during the pendency of any dispute or controversy arising under or in connection with this Agreement.



          (b) The Company shall promptly reimburse the Executive for all legal fees and expenses incurred by the Executive in connection any claim to enforce his rights under this Agreement, except for any claim which shall have been determined, in an arbitration conducted in accordance with subsection (a) above, to have been brought by the Executive in bad faith.



          (c) In addition to the reimbursement provided for in subsection (b) above,

Second Amended and Restated
Employment Agreement
the Company shall reimburse the Executive for up to $15,000 in legal, accounting and financial expenses incurred after a Change in Control in connection with this Agreement (whether or not the Executive's employment is terminated), including without limitation in connection with financial planning and the investigation of the Executive's rights hereunder.



          12. DEFINITIONS. For purposes of this Agreement, the following definitions shall apply.



          "AFFILIATE" includes any company or other entity or person controlling, controlled by or under common control with the Company.


          "CAUSE" means any of the following:



               (i) the willful commission by the Executive of acts that are dishonest and demonstrably and materially injurious to the Company or any of its Affiliates, monetarily or otherwise;



               (ii) the conviction of the Executive for a felonious act resulting in material harm to the financial condition or business reputation of the Company or any of its Affiliates; or



               (iii)  a material breach of any of the covenants set forth in
          Section 5 of this Agreement.



          A "CHANGE IN CONTROL" shall be deemed to occur on the date on which one of the following events occurs:



               (i) the acquisition by any Person of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) of 20% or more of the Common Stock then outstanding, but shall not include any such acquisition by:



                    (A) the Company;



                    (B) any Subsidiary of the Company;



                    (C) any employee benefit plan of the Company or of any
               Subsidiary of the Company;

Second Amended and Restated
Employment Agreement

                    (D) any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan;



                    (E) any Person who as of January 31, 1996 was the beneficial owner of 15% or more of the shares of Common Stock outstanding on such date unless and until such Person, together with all affiliates and associates of such Person, becomes the beneficial owner of 25% or more of the shares of Common Stock then outstanding whereupon a Change in Control shall be deemed to have occurred; or



                    (F) any Person who becomes the Beneficial Owner of 20% or
               more, or, with respect to a Person described in clause (E) above, 25% or more, of the shares of Common Stock then outstanding as a result of a reduction in the number of shares of Common Stock outstanding due to the repurchase of shares of Common Stock by the Company unless and until such Person, after becoming aware that such Person has become the beneficial owner of 20% or more, or 25% or more, as the case may be, of the then outstanding shares of Common Stock, acquires beneficial ownership of additional shares of Common Stock representing 1% or more of the shares of Common Stock then outstanding, whereupon a Change in Control shall be deemed to have occurred; or



               (ii) individuals who, as of January 29, 1997, constitute the Board, and subsequently elected members of the Board whose election is approved or recommended by at least a majority of such current members or their successors whose election was so approved or recommended (other than any subsequently elected members whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board), cease for any reason to constitute at least a majority of such Board; or



               (iii) approval by the stockholders of the Company of (A) a merger or consolidation of the Company with any other corporation, (B) the issuance of voting securities of the Company in connection with a merger or consolidation of the Company (or any Subsidiary) pursuant to applicable stock exchange requirements, or (C) sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another corporation (each, a "BUSINESS COMBINATION"), unless, in each case, immediately following such

Second Amended and Restated
Employment Agreement

          Business Combination, all or substantially all of the individuals and entities who were the beneficial owners of the Common Stock outstanding immediately prior to such Business Combination beneficially own, directly or indirectly, more than 70% of the then outstanding shares of common stock and 70% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Common Stock.



          "GOOD REASON" means, without the Executive's express written consent, any of the following:



               (i) a substantial adverse alteration in the nature or status of the Executive's duties or responsibilities or in the Executive's title, including the Executive's ceasing to report directly to the Board, except that the appointment by the Company and/or Ambac Assurance of an individual other than the Executive as its President shall not constitute Good Reason hereunder, so long as the Executive retains the titles and responsibilities of Chairman and Chief Executive Officer;



               (ii) a reduction in the Salary as then in effect or failure of the Company to pay any amount owing to the Executive hereunder when due;



               (iii) the Company's requiring the Executive to be based at any office or location more than 25 miles outside of the city limits of New York City;



               (iv) the failure to obtain a satisfactory agreement from any successor of the Company to assume and agree to perform this Agreement, as contemplated in Section 9(d) hereof;



               (v) following a Change in Control, the failure by the Company to continue in effect any compensation plan in which the Executive participates as of the date of such Change in Control, or any substitute plans adopted after the date thereof, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan, or the failure by the Company to continue the Executive's participation therein on at

Second Amended and Restated
Employment Agreement
          least as favorable a basis as that enjoyed by other similarly situated executives of the Company and its Affiliates;



               (vi) following a Change in Control, the failure by the Company to continue to provide the Executive with benefits at least as favorable to those enjoyed by other similarly situated executives of the Company and its Affiliates under any of the Company's pension, life insurance, medical, dental, health and accident, disability, deferred compensation or savings plans, or the taking of any action by the Company which would directly or indirectly materially reduce any of such benefits or deprive the Executive of any material fringe benefit enjoyed by the Executive.



     provided, however, that unless the Executive provides written notification of his intention to resign within 10 business days after the Executive has actual knowledge of the occurrence of any such event constituting Good Reason, the Executive shall be deemed to have consented thereto and such event shall no longer constitute Good Reason for purposes of this Agreement. If the Executive provides such written notice to the Company, the Company shall have 20 business days from the date of receipt of such notice to effect a cure of the event described therein and, upon cure thereof by the Company to the reasonable satisfaction of the Executive, such event shall no longer constitute Good Reason for purposes of this Agreement.



          Anything in this Agreement to the contrary notwithstanding, a termination by the Executive for any reason during the 30-day period immediately following the first anniversary of the occurrence of a Change in Control shall be deemed to be a termination for Good Reason for all purposes of this Agreement.



          "PERSON" means any individual, firm, corporation, partnership or other entity.



          "SUBSIDIARY" means (i) a corporation or other entity with respect to which the Company, directly or indirectly, has the power, whether through the ownership of voting securities, by contract or otherwise, to elect at least a majority of the members of such corporation's board of directors or analogous governing body, or (ii) any other corporation or other entity in which the Company, directly or indirectly, has an equity or similar interest and which the Committee designates as a Subsidiary for purposes of this Agreement.

          "TERMINATION DATE" means:

Second Amended and Restated
Employment Agreement

               (i) in the case of a termination of the Executive's employment by the Company for Cause, the effective date of such termination specified in the Notice of Termination, which, if the event constituting Cause for termination is of a type specified in clause
          (i) or clause (iii) of the definition of Cause, shall be not less than 21 business days from receipt of the Notice of Termination by the Executive;



               (ii) in the case of a termination of the Executive's employment by the Company without Cause, the date specified in a written notice of termination to the Executive, such written notice to provide at least 90 days' advance written notice of termination;



               (iii) in the case of the Executive's resignation from employment without Good Reason, the date specified in a written notice of resignation from the Executive to the Company, such written notice provide at least 90 days' advance written notice of resignation;



               (iv) in the case of the Executive's resignation from employment for Good Reason, the date specified in a written notice of resignation from the Executive to the Company, provided, however, that no such written notice shall be effective unless the cure period specified in the definition of Good Reason has expired without the Company having corrected, to the reasonable satisfaction of the Executive, the event or events subject to cure;



               (v) in the case of termination of employment due to the Executive's death, the date of death; and



               (vi) in the case of termination of employment due to the Executive's Disability, the effective date of termination specified in a written notice of termination from the Company to the Executive, which effective date shall be not earlier than the last day of the 180 day period provided for in Section 4(c) above.



          13.  GENERAL PROVISIONS.



          (a) NO OTHER SEVERANCE BENEFITS. Except as specifically set forth in this Agreement, the Executive covenants and agrees that he shall not be entitled to any other form of severance benefits from the Company, including, without limitation, benefits otherwise payable under any of the Company's regular severance policies, in the event his employment

Second Amended and Restated
Employment Agreement
hereunder ends for any reason and, except with respect to obligations of the Company expressly provided for herein, the Executive unconditionally releases the Company and its subsidiaries and affiliates, and their respective directors, officers, employees and stockholders, or any of them, form any and all claims, liabilities or obligations under this Agreement or under any severance or termination arrangements of the Company or any of its subsidiaries or affiliates for compensation or benefits in connection with his employment or the termination thereof.



          (b) NOTICES. Any notice hereunder by either party to the other (including, without limitation, any notice of intention to arbitrate pursuant to Section 14) shall be given in writing by personal delivery, telex, telecopy or certified mail, return receipt requested, to the applicable address set forth below:



               (i)  To the Company:     Ambac Financial Group, Inc.
                                        One State Street Plaza
                                        New York, NY 10004
                                        Attention:  General Counsel



               (ii)  To the Executive:  Phillip B. Lassiter
                                        16 Sutton Place
                                        Apartment 12A
                                        New York, New York 10022



or to such other person or other address as either party may specify to the other in writing.


          (c) LIMITED WAIVER. The waiver by the Company or the Executive of a violation of any of the provisions of this Agreement, whether express or implied, shall not operate or be construed as a waiver of any subsequent violation of any such provision.



          (d) ASSIGNMENT. No right, benefit or interest hereunder shall be subject to assignment, encumbrance, charge, pledge, hypothecation or set off by the Executive in respect of any claim, debt, obligation or similar process. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets or the Company to assume expressly and to agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.



          (e) AMENDMENT. This Agreement may not be amended, modified or canceled except by written agreement of the Executive and the Company.

Second Amended and Restated
Employment Agreement

          (f) SEVERABILITY. If any term or provision hereof is determined to be invalid or unenforceable in a final court or arbitration proceeding, (i) the remaining terms and provisions hereof shall be unimpaired and (ii) the invalid or unenforceable term or provision shall be deemed replaced by a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.



          (g) UNSECURED PROMISE. No benefit or promise hereunder shall be secured by any specific assets of the Company. Unless otherwise stated herein, the Executive shall have only the rights of an unsecured general creditor of the Company in seeking satisfaction of such benefits or promises.

          (h) GOVERNING LAW. This Agreement has been made in and shall be governed by and construed in accordance with the laws of the State of Delaware.


          (i) ENTIRE AGREEMENT. This Agreement sets forth the entire agreement and understanding of the parties hereto with respect to the matters covered hereby.

          (j) HEADINGS. The headings and captions of the Sections of this Agreement are included solely for convenience of reference and shall not control the meaning or interpretation of any provisions of this Agreement.



          (k) COUNTERPARTS. This Agreement may be executed by the parties hereto in counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same document.

Second Amended and Restated
Employment Agreement

          IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the day and year first written above.



                                    AMBAC FINANCIAL GROUP, INC.



                                    By /s/ Richard B. Gross
                                       ---------------------------------
                                       Name:  Richard B. Gross
                                       Title: Sen. Vice President, General
                                               Counsel and Secretary



                                    EXECUTIVE



                                    /s/ Phillip B. Lassiter
                                    ------------------------------------
                                    Phillip B. Lassiter